NEBO Products, Inc.

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated effective as of the date executed by both parties hereto, is between NEBO Products, Inc., a Utah corporation with its principal place of business at 12382 Gateway Parkplace, #300, Salt Lake City, Utah 84020 ("NEBO") and Scott Holmes, an individual employed or to be employed by NEBO.

         This Agreement is intended to protect NEBO's investment in client relationships and proprietary information and in its ability to employ its people, by maintaining confidentiality and customer relationships. As a material inducement to employment or continued employment of me by NEBO, and for other good and valuable consideration, including but not limited to salary, wages and/or other benefits, the receipt and sufficiency of which are hereby acknowledged, and in view of the relationship of trust and confidence between NEBO and me, I, the undersigned employee of NEBO, hereby agree as follows:

         1. Compensation. During the term of this Agreement, NEBO will pay me an annual salary of $96,000. Salary will be paid every two weeks in equal installments, subject to withholding and other deductions according to the usual and customary practices and policies of NEBO. I will also participate in all employee benefit and welfare benefit plans offered by NEBO to its employees and executives.

2.       Confidential Information.

                  2.1 Definition. "Confidential or Proprietary Information" means all present and future confidential or proprietary information belonging to NEBO, whether in written, electronic, visual or oral form, and whether developed by me or by other NEBO employees or agents, including but not limited to products, trade secrets, ideas, business and marketing plans and information, financial and operational matters, pricing information, customer names and contacts, supplier names and contacts, technology, inventions, processes, computer software, source code, software development tools, third party confidential information that has been entrusted to NEBO, and including all information marked as confidential or which reasonably should be understood to be confidential or proprietary, whether or not so marked. However, Confidential or Proprietary Information does not include information that I can show is or has become available for unrestricted public use, without breach of this or any other agreement.

                  2.2 Limitations on Use and Disclosure. I acknowledge that in the course of my employment by NEBO, I will have access to Confidential or Proprietary Information, which is and shall remain the sole property of NEBO. I agree that, except as appropriate in connection with NEBO's business I shall not at any time (i) disclose or deliver Confidential or Proprietary Information to any person; (ii) use such information in any manner, (iii) copy such information or remove it from NEBO's premises, or (iv) use any Confidential or Proprietary Information for the direct or indirect benefit of any person or entity other than NEBO, except as NEBO may otherwise consent or direct in writing. I agree to


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use reasonable and diligent effort to maintain the proprietary nature, security and/or confidentiality of all Confidential or Proprietary Information. I shall also keep confidential any information provided by any client or other third party to NEBO under obligation of confidentiality. I shall promptly notify NEBO if I become aware of any misuse or wrongful disclosure of Confidential or Proprietary Information by any person. All obligations of confidentiality shall continue for as long as is permitted under Utah law.

         3.       Employee Inventions.

                  3.1 Definition. I recognize and acknowledge that as a result of my employment with NEBO, I may have access to, be involved in the development of, and have knowledge of certain "Employee Inventions," which term is defined to include all inventions, programs, ideas, processes, trade secrets, techniques, technology, computer code, and operating ideas, all Confidential or Proprietary Information, processes and materials, whether or not published, patented, copyrighted, registered or suitable therefor, and all intellectual property rights therein, that are made, developed, written, conceived or first reduced to practice by me in part or in whole, whether alone or with others, during the term of my employment with NEBO, to the extent they relate to NEBO's past, present, future or anticipated business, research, development or trade or are developed using NEBO's time, equipment or materials. I agree to promptly disclose the existence, use and manner of operation of any Employee Inventions to NEBO.

                  3.2 Ownership. I acknowledge and agree that all Employee Inventions are the sole and exclusive property of NEBO. I agree to take all actions reasonably requested by NEBO, both during and after the term of my employment by NEBO, to assign to NEBO and to establish (including, without limitation, assisting in obtaining or registering copyrights, patents, trademarks or similar property rights and executing assignments to NEBO), perfect, exercise or protect NEBO's rights in any Employee Inventions or title thereto. If NEBO is unable, because of my mental or physical incapacity, geographic distance or for any other reason, to obtain my approval or signature on any document reasonably necessary or useful to claim, secure, extend, protect or enforce any right in intellectual property to which NEBO has a reasonable claim, then I hereby appoint NEBO and its duly authorized officers as my agent and attorney-in-fact to act for me and in my place and stead for the purpose of accomplishing such act with the same legal force and effect as if executed by me.

         4. No Competitive Use of Materials. I agree not to sell or use any specific material and ideas from Employee Inventions or Confidential or Proprietary Information in or out of the course of business in any manner that would compete with or pose a threat of competition to NEBO. I agree not to sell or use specific technology, software, terminology, names, titles, packaging, artwork, or other key components of any Employee Inventions in any manner, whether or not a threat of competition is posed, without the express, written consent of NEBO.

         5. No Unrelated Business with Customers. I agree that during the term of my employment with NEBO, unless NEBO otherwise agrees in writing, I shall not contact or initiate discussions, directly or indirectly, with any customer or prospective customer of NEBO (as defined below) to attempt to sell such customer any product or service other than NEBO's products or services.


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         6. Return of Information. Upon NEBO's request or upon termination of my employment with NEBO, I shall immediately return and deliver all Employee Inventions and Confidential or Proprietary Information to NEBO, regardless of whether it is in written, electronic, photographic or any other form, including all copies of such information that are in my possession, custody or control.



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         7.       Non-Solicitation Covenant.  I covenant that during the term of my employment with NEBO and for one (1) year thereafter, I shall not:

                  (a) Do anything, directly or indirectly, which would solicit away from NEBO or otherwise tend to divert from NEBO any business with a customer or prospective customer of NEBO; including, without limitation, by providing NEBO customers' or suppliers' names, contacts or business information to a competitor of NEBO;

                  (b) Associate with or contact, directly or indirectly, with the purpose or intent of competing with NEBO, any supplier, customer or prospective customer of NEBO; or

                  (c) Solicit, recruit or otherwise cause any NEBO employee or independent contractor to cease providing services for NEBO.

As used herein, the term "prospective customer of NEBO" is defined as any company or person whom NEBO has sold products or services to in the past or with whom NEBO has had contact during the term of my employment for the purpose of marketing or offering its products or services.

         8. Scope of Restrictions. I acknowledge and agree that the foregoing restrictions are reasonable and are properly required for adequate protection of the business and good will of NEBO, given the special training and/or Confidential or Proprietary Information that I have obtained or will be obtaining from NEBO, the unique and specialized nature of NEBO's business, and the fact that my services are of a special character that have a unique value to NEBO, and that NEBO has a legitimate business purpose in requiring me to abide by the above restrictive covenants. I agree that the above restrictions will not prevent me from earning a livelihood upon termination of my employment with NEBO. In the event that any restriction or term in this Agreement is deemed to be unreasonable or invalid by a court of competent jurisdiction, then it is agreed that such court shall reduce or modify such term to the minimum extent necessary to make it reasonable, valid and enforceable in the applicable jurisdiction of such court. If such term cannot be so reduced or modified, it shall be severed and all other terms and restrictions of this Agreement shall remain in full force and effect and shall be interpreted in such a way as to give maximum validity and enforceability to this Agreement. In the event I shall be in violation of the above restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the time during which such breach or breaches occur.

         9. No Conflicts. I hereby covenant, represent and warrant that (i) I am not now subject to, and will not enter into, any employment, consulting or other agreement or arrangement that would or may conflict or interfere with or prohibit the performance by me of any of my obligations to NEBO (under this Agreement or otherwise); and (ii) I have not and will not use or disclose proprietary or confidential information of any other former employer or any other person or entity with which I have any agreement or duty of confidentiality.


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         10. Term. The term of this Agreement shall be 60 months; provided, however, that I agree that my employment may continue after the expiration of the term; provided, further, however, that NEBO may terminate my employment at any time after all NEBO-related debts in my name or with my personal guaranty have been paid off or other guarantor substituted without cause so long as my compensation continues for a period of twelve months following termination (the Severance Period); provided, further, that such compensation shall not be due in any month that the average daily NEBO stock price exceeds $1.00 per share during the Severance Period. Unless otherwise provided in a written agreement between NEBO and myself or otherwise provided or required by applicable law, following the expiration of the term stated above, I agree and understand that I will be considered an employee at will, and nothing in this Agreement shall be construed to provide otherwise. "At will employment" means that following the expiration of the term of this Agreement, except as provided above, either NEBO or I may terminate my employment at any time for any reason, with or without notice, and with or without cause.

         11. Adherence to Policies. I agree to comply with NEBO's policies and procedures, including those set forth in NEBO's policy manual (if available) or in written memoranda or directives issued by NEBO from time to time. I acknowledge and agree that NEBO has the right, in its sole discretion, to change any policy, procedure, memorandum or directive, for any reason and with or without prior notice to me.

         12. Termination of Employment. If my employment is terminated, I shall, upon request, participate in an exit interview to finalize any remaining issues and assure a proper transition. On or before termination of employment, I will return to NEBO all of NEBO's property, including without limitation equipment, documents, diskettes, files, programs, tools, data, information and media pertaining to past, present, future or anticipated business, research, Employee Inventions and other Confidential or Proprietary Information. I agree that I will not take with me any originals, copies or reproductions of any documents, data or information pertaining to any Employee Inventions or Confidential or Proprietary Information, except as otherwise authorized by this Agreement or an authorized officer of NEBO. The terms of this Agreement shall survive termination of my employment. Upon NEBO's request, I will execute a statement, within 2 weeks of termination of my employment with NEBO, certifying that to the best of my knowledge, all copies of Confidential or Proprietary Information and Employee Inventions in my possession or control has been returned to NEBO.

         13. Breach and Remedies. If I breach any term of this Agreement, NEBO may immediately terminate my employment and seek any available remedies at law or in equity for such breach. I agree that the available remedies at law for any breach of my covenants made in this Agreement, including the covenant not to solicit and the covenant of confidentiality, will be inadequate and that NEBO shall be entitled to immediate temporary and permanent injunctive relief, in addition to any other remedy it might have, including damages and the right to recover reasonable attorneys' fees, if it becomes necessary for NEBO to enforce its rights under this Agreement. I specifically release NEBO from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.

         14. General Provisions. This Agreement constitutes the entire agreement between NEBO and myself with respect to the subject matter hereof. No amendment,


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modification, release or waiver of any provision of this Agreement shall be binding on NEBO unless in a written agreement signed by an authorized officer of NEBO. The failure of NEBO to take any action under this Agreement or the waiver of a breach of this Agreement shall not affect NEBO's right to require performance hereunder or constitute a waiver of any subsequent breach. This Agreement shall be governed by Utah law and applicable U.S. federal laws. Utah state and federal courts shall have exclusive jurisdiction in any legal action arising out of this Agreement, and I consent to the personal jurisdiction and venue of such courts. The prevailing party in any action arising out of this Agreement shall be entitled to an award of its costs and reasonable attorneys' fees, in addition to any other available remedy. This Agreement shall be binding upon my heirs, legal representatives and successors; however, I agree that I may not assign or transfer my obligations under this Agreement to any other person.



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I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THIS AGREEMENT AND THAT, BEFORE
SIGNING THIS AGREEMENT I WAS GIVEN AN OPPORTUNITY TO DISCUSS IT WITH MY PERSONAL ADVISORS AND WITH REPRESENTATIVES OF NEBO.


                                   NEBO Products, Inc.



                                   By:      /s/ Scott Holmes
                                           ---------------------------
                                   Its:     President/CEO
                                           ---------------------------
                                   Date:    August 21, 2002
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                                   Employee:

                                   /s/ Scott Holmes
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                                   Signature

                                   Scott Holmes
                                   -----------------------------------
                                   Print Name

                                   August 21, 2002
                                   -----------------------------------
                                   Date

                                   11676 Kemper Circle
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                                   Address
                                   South Jordan, UT 84095
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